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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

          As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 of our estimates of Pogo Producing Company's reserves and the present value of future net revenues from the production and sale of those reserves included in Pogo Producing Company's annual report on Form 10-K for the year ended December 31, 2001.

                                    /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                      RYDER SCOTT COMPANY PETROLEUM ENGINEERS

Houston, Texas
August 15, 2002